UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report December 21, 1999


FARMER BROS. CO.


California                        0-1325              95-0725980
State of Incorporation      Commission File Number    Federal ID Number

20333 S. Normandie Avenue, Torrance, California             90502
Registrant's Address                                         Zip

(310) 787-5200
Registrant's telephone number





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Item 5.  Other Events

On December 17, 1999, Registrant announced that it had established an employee stock ownership plan ("ESOP") effective January 1, 2000. The plan has received approval by the firm's Board of Directors and was revealed to employees at a general meeting on December 17, 1999.

The Company expects to make an investment in this program of up to 300,000 shares of Company stock at times and in increments compatible with other corporate objectives. Initially, the Company will fund the ESOP with 56,960 shares owned by a subsidiary, and expects to make additional share contributions either through open market purchases and negotiated purchase transactions or by issuing new shares to the ESOP.

The following is an excerpt from prepared remarks made by Roy E. Farmer, President, to a general meeting of the employees of Farmer Bros. Co.:

"This plan is designed to give each employee an incentive. The Company and its shareholders, old and new, will benefit because we believe this program will retain, attract, motivate and reward our employees by providing each of them with an ownership interest in the Company. Improved employee productivity can make the Company more profitable. In time, I think each of you will recognize that your long-term investment in the Company is a reflection of a long-term investment by the Company in each of you."

"We believe our new employee/owners will recognize the plan is their most valuable fringe benefit, one that will grow with future share distributions and the possibility of stock price appreciation."

Farmer Bros. Co. is a coffee roaster headquartered in Torrance, CA. It distributes coffee, tea, spices and allied products throughout the western 29 states. It has 1,100 employees and operates out of more than 100 branches.




SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 20, 1999	FARMER BROS. CO.
		(Registrant)



		John E. Simmons
		Treasurer and
		Chief Financial Officer

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